Exhibit 99.1

CANADA	SUPERIOR COURT

PROVINCE OF QUÉBEC DISTRICT OF MONTRÉAL No.: 500-11-036133-094	Commercial Division Sitting as a court designated pursuant to the Companies’ Creditors Arrangement Act, R.S.C., c. C-36, as amended

IN THE MATTER OF THE PLAN OF COMPROMISE OR ARRANGEMENT OF:

ABITIBIBOWATER INC., a legal person incorporated under the laws of the State of Delaware, having its principal executive offices at 1155 Metcalfe Street, in the City and District of Montréal, Province of Quebec, H3B 5H2;

And
ABITIBI-CONSOLIDATED INC., a legal person incorporated under the laws of Canada, having its principal executive offices at 1155 Metcalfe Street, in the City and District of Montréal, Province of Quebec, H3B 5H2;

And
BOWATER CANADIAN HOLDINGS INC., a legal person incorporated under the laws of the Province of Nova Scotia, having its principal executive offices at 1155 Metcalfe Street, in the City and District of Montréal, Province of Quebec, H3B 5H2;

And
the other Petitioners listed on Appendices “A”, “B” and “C”;

Petitioners

And
ERNST & YOUNG INC., a legal person under the laws of Canada, having a place of business at 800 René-Lévesque Blvd. West, Suite 1900, in the City and District of Montréal, Province of Quebec, H3B 1X9;

Monitor

THIRTY-SEVENTH REPORT OF THE MONITOR

MARCH 29, 2010

INTRODUCTION

1.	On April 17, 2009, Abitibi-Consolidated Inc. (“ACI”) and its subsidiaries listed in Appendix “A” hereto (collectively with ACI, the “ACI Petitioners”) and Bowater Canadian Holdings Incorporated (“BCHI”), its subsidiaries and affiliates listed in Appendix “B” hereto (collectively with BCHI, the “Bowater Petitioners”) (the ACI Petitioners and the Bowater Petitioners are collectively referred to herein as the “Petitioners”) filed for and obtained protection from their creditors under the Companies’ Creditors Arrangement Act (the “CCAA” and the “CCAA Proceedings”) pursuant to an Order of this Honourable Court, as amended on May 6, 2009 (the “Initial Order”). Pursuant to an Order of this Honourable Court dated November 10, 2009, Abitibi-Consolidated (U.K.) Inc., a subsidiary of ACI, was added to the list of the ACI Petitioners.

2.	Pursuant to the Initial Order, Ernst & Young Inc. (“EYI”) was appointed as monitor of the Petitioners (the “Monitor”) under the CCAA and a stay of proceedings in favour of the Petitioners was granted until May 14, 2009 (the “Stay Period”). The Stay Period has been subsequently extended to June 18, 2010 pursuant to further Orders of this Honourable Court.

3.	On April 16, 2009, AbitibiBowater Inc. (“ABH”), Bowater Inc. (“BI”), and certain of their direct and indirect U.S. and Canadian subsidiaries, including BCHI and Bowater Canadian Forest Products Inc. (“BCFPI”) (collectively referred to herein as “U.S. Debtors”), filed voluntary petitions (collectively, the “Chapter 11 Proceedings”) for relief under Chapter 11 of the U.S. Bankruptcy Code, 11 U.S.C. §§ 101 et seq. (the “U.S. Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “U.S. Bankruptcy Court”).

4.	BCHI, Bowater Canada Finance Corporation, Bowater Canadian Limited, AbitibiBowater Canada Inc., BCFPI, Bowater LaHave Corporation and Bowater Maritimes Inc. have commenced both CCAA Proceedings and Chapter 11 Proceedings and are referred to herein collectively as the “Cross-Border Petitioners” and are also included in the definition of “Petitioners”.

5.	The Petitioners are all subsidiaries of ABH (ABH, collectively with its subsidiaries, are referred to as the “ABH Group”).

6.	On April 17, 2009, ABH and the petitioners listed on Appendix “C” hereto (collectively with ABH, the “18.6 Petitioners”) obtained Orders under Section 18.6 of the CCAA in respect of voluntary proceedings initiated under Chapter 11 and EYI was appointed as the information officer in respect of the 18.6 Petitioners.

7.	On April 16, 2009, ACI and ACCC filed petitions for recognition under Chapter 15 of the U.S. Bankruptcy Code. On April 21, 2009, the U.S. Bankruptcy Court granted the recognition orders under Chapter 15 of the U.S. Bankruptcy Code.

8.	On April 22, 2009, the Court amended the Initial Order to extend the stay of proceedings to the partnerships (the “Partnerships”) listed in Appendix “D” hereto.

BACKGROUND

9.	ABH is one of the world’s largest publicly traded pulp and paper manufacturers. It produces a wide range of newsprint and commercial printing papers, market pulp and wood products. The ABH Group owns interests in or operates pulp and paper facilities, wood products facilities and recycling facilities located in Canada, the United States, the United Kingdom and South Korea. The Petitioners’ United Kingdom subsidiary, Bridgewater Paper Company Ltd., filed for administration on February 2, 2010.

10.

Incorporated in Delaware and headquartered in Montreal, Quebec, ABH functions as a holding company and its business is conducted principally through four direct subsidiaries: BI, Bowater Newsprint South LLC (“Newsprint South”) (BI, Newsprint South and their respective subsidiaries are collectively referred to as the “BI Group”), ACI (ACI and its subsidiaries are collectively referred to as the “ACI Group”) and AbitibiBowater US Holding LLC (“ABUSH”) (ABUSH and its respective subsidiaries are collectively referred to as the “DCorp Group”).

11.	ACI is a direct and indirect wholly-owned subsidiary of ABH.

12.	ABH wholly owns BI which in turn, wholly owns BCHI which, in turn, indirectly owns BCFPI which carries on the main Canadian operations of BI.

13.	ACCC, a wholly-owned subsidiary of ACI, and BCFPI hold the majority of ABH’s Canadian assets and operations.

PURPOSE

14.	This is the thirty-seventh report of the Monitor (the “Thirty-Seventh Report”) in these CCAA Proceedings, the purpose of which is to report to this Honourable Court with respect to the following:

(i)	the Petitioners’ four-week cash flow results for the period from February 1, 2010 to February 28, 2010 (the “Reporting Period”), in accordance with the first stay extension order of this Honourable Court dated May 14, 2009 (the “First Stay Extension Order”), and to provide details with respect to the following:

(a)	an update regarding the overview of the current market conditions in the forest products industry provided in the thirty-third report of the Monitor dated February 18, 2010 (the “Thirty-Third Report”);

(b)	the receipts and disbursements of the ACI Group and BCFPI for the Reporting Period with a discussion of the variances from the respective forecasts (the “ACI Forecast” and the “BCFPI Forecast”) set forth in the Thirty-Third Report; and

(c)	the current liquidity and revised cash flow forecasts of the ACI Group and BCFPI for the 13-week period ending May 30, 2010.

TERMS OF REFERENCE

15.	In preparing this Thirty-Seventh Report, the Monitor has been provided with and, in making comments herein, has relied upon unaudited financial information, the ABH Group’s books and records, financial information and projections prepared by the ABH Group and discussions with management of the ABH Group (the “Management”). The Monitor has not audited, reviewed or otherwise attempted to verify the accuracy or completeness of such information and, accordingly, the Monitor expresses no opinion or other form of assurance in respect of such information contained in this Thirty-Seventh Report. Some of the information referred to in this Thirty-Seventh Report consists of forecasts and projections. An examination or review of the financial forecast and projections, as outlined in the Canadian Institute of Chartered Accountants Handbook, has not been performed. Future-oriented financial information referred to in this Thirty-Seventh Report was prepared by the ABH Group based on Management’s estimates and assumptions. Readers are cautioned that, since these projections are based upon assumptions about future events and conditions the actual results will vary from the projections, even if the assumptions materialize, and the variations could be significant.

16.	Capitalized terms not defined in this Thirty-Seventh Report are as defined in the previous reports of the Monitor and the Initial Order. All references to dollars are in U.S. currency and are translated at a rate of CDN$1.00=US$0.90 unless otherwise noted.

17.	Copies of all of the Monitor’s Reports, in both English and French, including a copy of this Thirty-Seventh Report, and all motion records and Orders in the CCAA Proceedings will be available on the Monitor’s website at www.ey.com/ca/abitibibowater. The Monitor has also established a bilingual toll-free telephone number that is referenced on the Monitor’s website so that parties may contact the Monitor if they have questions with respect to the CCAA Proceedings.

18.	Copies of all of the U.S. Bankruptcy Court’s orders are posted on the website for Epiq Bankruptcy Solutions LCC (“Epiq”) at http://chapter11.epiqsystems.com/abitibibowater. The Monitor has included a link to Epiq’s website from the Monitor’s website.

CURRENT MARKET CONDITIONS IN THE FOREST PRODUCTS INDUSTRY

19.	Pursuant to the First Stay Extension Order, the Monitor has provided this Honourable Court with regular reports on the Petitioners’ cash flows for each reporting period following the date of the First Stay Extension Order. These reports have included details with respect to the market conditions in the forest products industry.

20.	On February 24, 2010, the White Birch Paper Holding Company (“White Birch”), a competitor of the Petitioners, filed for and obtained protection from its creditors under the CCAA. White Birch’s U.S. subsidiary, Bear Island Paper Company, obtained protection under Chapter 11 of the U.S. Bankruptcy Code. White Birch is the second largest newsprint producer in North America, after the ABH Group.

21.	Atlantic Packaging Products Ltd. (“Atlantic”) recently announced that it would be closing a newsprint mill in Whitby, Ontario. In its news release, Atlantic noted that the closure was due to a decline in newsprint demand, the strength of the Canadian dollar and increased costs for raw materials (i.e. recycled fibre). The mill to be closed produced recycled paper exclusively.

22.	St. Mary’s Paper Corporation (“St. Mary’s”) announced on March 8, 2010 that it would be indefinitely idling its supercalendared paper mill in Sault Ste. Marie, Ontario, due to historically low product prices, increases in the mill’s key input costs and a strong Canadian dollar.

23.	Domtar Corporation (“Domtar”) announced that it will be closing a coated paper mill in Columbus, Mississippi, due to challenging market conditions and a weak cost position.

24.	As was widely reported in the news media, the Petitioners have recently filed a notice of arbitration under the North American Free Trade Agreement (“NAFTA”) relating to the expropriation of certain assets in the Province of Newfoundland and Labrador (the “Province”). Assets that included manufacturing equipment, land and water rights, among others, were expropriated by the Province shortly after the Petitioners announced that they would be ending production at their Grand Falls-Windsor mill. The quantum of the Petitioners’ claim is approximately CDN$500 million, plus any additional costs that may be awarded by the arbitration tribunal.

25.	As was widely reported in the news media, including RISI.com, the Petitioners have announced that they will be indefinitely idling a newsprint machine at their Thorold facility on April 12, 2010. The Petitioners have cited the decline of the North American newsprint market and the high cost of obtaining recycled fibre as contributing factors to this decision. The idled machine had a capacity of 210,000 tonnes of newsprint per year.

26.	Previous reports of the Monitor have detailed the price of newsprint. The graph below summarizes the price of newsprint from April, 2008 through February, 2010. As indicated in the graph, newsprint prices have partially rebounded from the lows experienced in the summer of 2009.

RECEIPTS AND DISBURSEMENTS FROM FEBRUARY 1, 2010 TO FEBRUARY 28, 2010 FOR THE ACI GROUP AND BCFPI

The ACI Group

27.	The table below summarizes the ACI Group’s (including DCorp) actual receipts and disbursements for the Reporting Period, which is detailed in Appendix “E” of this Thirty-Seventh Report, with a comparison to the ACI Forecast amounts provided in the Thirty-Third Report.

The ACI Group

	US$000
	Actual	Forecast	Variance
Opening Cash	$247,774	$247,774	$—	—
Receipts	192,619	154,661	37,958	25%
Disbursements
Net Trade Disbursements	(118,151)	(114,098)	(4,053)	(4%)
Intercompany	7,390	—	7,390	N/A
Other	(83,469)	(74,229)	(9,240)	(12%)

	(194,230)	(188,327)	(5,903)	(3%)
Financing
Securitization Inflows / (Outflows)	(6,080)	(9,745)	3,665	38%
Adequate Protection by DCorp to ACCC Term Lenders	(2,968)	(2,969)	1	0%
Restructuring & Other Items	(6,318)	(4,250)	(2,068)	(49%)
Foreign Exchange Translation	(6,067)	—	(6,067)	N/A

	(21,433)	(16,964)	(4,469)	(26%)
Net Cash Flow	(23,044)	(50,630)	27,586	54%
Ending Cash	$224,730	$197,144	$27,586	14%

Immediately Available Liquidity	$269,730	$242,144	$27,586	11%

Total Available Liquidity	$330,046	$298,409	$31,637	11%

28.	As detailed in the twenty-ninth report of the Monitor dated December 16, 2009 (the “Twenty-Ninth Report”) the sale of the ACCC MPCo Interest closed on December 9, 2009 for gross proceeds of CDN$615 million (the “Proceeds”). Certain of the Proceeds were paid to the Monitor for distribution as follows:

(i)	CDN$200.0 million to the Senior Secured Noteholders (i.e. the holders of the 13.75% notes due 2011); and

(ii)	CDN$130.0 million to the ACI Group pursuant to the ULC DIP Facility.

29.	The Monitor continues to hold the following amounts related to the sale of the ACCC MPCo Interest pursuant to an order of this Honourable Court dated November 16, 2009:

(i)	$45.0 million that is available as liquidity to the ACI Group subject to providing notice to certain creditors (the “ULC DIP Facility Available Upon Notice”);

(ii)	$45.0 million that is available to the ACI Group subject to Court approval for the use of such funds (the “ULC DIP Facility Available Upon Court Approval”); and

(iii)	Approximately $47.1 million that is not available to the ACI Group (the “Restricted ULC Reserve Deposit”). The Monitor will continue to hold these funds until further order of this Honourable Court.

30.	“Immediately Available Liquidity” in the chart above includes cash on hand plus liquidity available pursuant to the ULC DIP Facility Available Upon Notice. “Total Available Liquidity” includes Immediately Available Liquidity plus the ULC DIP Facility Available Upon Court Approval plus the Recycling Proceeds (as defined herein) of approximately $11.3 million and the proceeds received from the sale of DCorp’s West Tacoma mill of approximately $4.1 million (the “West Tacoma Proceeds”).

31.	Pursuant to an order issued by the U.S. Bankruptcy Court, funds related to the sale of certain DCorp recycling assets (the “Recycling Proceeds”) and the West Tacoma Proceeds are only available to the ACI Group on ten days’ notice to the agent for the ACCC Term Lenders. The Recycling Proceeds and West Tacoma Proceeds are held in a designated account and are separate from the ACI Group’s general operating funds.

32.	As shown in the table above, the ACI Group’s total receipts for the Reporting Period, net of joint venture remittances, were approximately $38.0 million higher than projected in the ACI Forecast. Disbursements were approximately $5.9 million higher than projected in the ACI Forecast and Financing cash flow was approximately $4.5 million less than projected in the ACI Forecast. Overall, the ending cash balance and Immediately Available Liquidity were each approximately $27.6 million higher than the ACI Forecast.

Receipts

33.	A breakdown of the receipts for the Reporting Period is outlined in the table below:

			$US 000
Receipts	Para.		Actual	Forecast	Variance	Variance %
A/R Collections	34	(i)	$151,557	$142,673	$8,884	6%
Intercompany A/R Settlement	34	(i)	19,295	—	19,295	N/A
Joint Venture Remittances, Net	34	(ii)	(19,049)	(21,082)	2,033	10%
Collections on Behalf of Joint Ventures	34	(ii)	2,976	19,920	(16,944)	(85%)

Net A/R Collections			154,779	141,511	13,268	9%
Other Inflows	34	(iii)	37,840	13,150	24,690	188%

Total Receipts			$192,619	$154,661	$37,958	25%

34.	The variance analysis has been compiled based on discussions with Management and the following represents the more significant reasons for the variances:

(i)	A/R Collections, inclusive of receipts related to Intercompany A/R Settlements, net Joint Venture Remittances, and Collections on Behalf of Joint Ventures, were approximately $154.8 million during the Reporting Period compared to a forecast amount of $141.5 million resulting in a positive variance of approximately $13.3 million. The increased collections are offset by a lower than forecast accounts receivable balance.

Intercompany A/R Settlements represent payments to the ACI Group from an affiliated ABH Group entity for ACI Group accounts receivable that were collected by the affiliated entity, such as BI or BCFPI.

(ii)

Collections on Behalf of Joint Ventures totalled approximately $3.0 million during the Reporting Period. This amount represents amounts collected by the ACI Group for accounts receivable that belong to a joint venture partner. Such amounts will be paid to the joint venture partner on a monthly basis or in accordance with the joint venture agreement. The collections on behalf of joint ventures were $3.0 million for the Reporting Period as compared to a forecast amount of approximately $19.9 million, resulting in a negative variance of approximately $16.9 million.

This variance is partly due to the fact that certain portions of amounts collected on behalf of joint ventures are also included in the “A/R Collections” line and have not yet been specifically allocated to “Collections on Behalf of Joint Ventures” as these amounts are allocated on a monthly basis.

During the Reporting Period, disbursements related to Joint Venture Remittances totalled approximately $19.0 million resulting in a positive variance of approximately $2.0 million. This is primarily due to lower than forecast remittances to Donohue Malbaie.

(iii)	Other Inflows, which include tax refunds and other miscellaneous receipts, totalled approximately $37.8 million during the Reporting Period. The ACI Forecast included projected receipts of $13.2 million, resulting in a positive variance of $24.7 million. Significant receipts included:

(a)	Sales tax refunds that were forecast to be received in early March, 2010. This item contributed to approximately $18.0 million of the positive variance;

(b)	Higher than forecast receipts related to the sale of wood chips in the amount of approximately $1.7 million; and

(c)	Higher than forecast mill level deposits.

Disbursements

35.	A breakdown of the disbursements related to Net Trade Disbursements for the Reporting Period is outlined below:

			$US 000
	Para.		Actual	Forecast	Variance	Variance %
Trade Payables	36	(i)	$(126,860)	$(110,846)	$(16,014)	(14%)
Intercompany A/P Settlement	36	(i)	8,709	—	8,709	N/A
Capital Expenditures	36	(ii)	—	(3,252)	3,252	100%

Net Trade Disbursements			$(118,151)	$(114,098)	$(4,053)	(4%)

36.	The variance analysis with respect to the disbursements for the more significant variances has been compiled based on discussions with Management and the following represents a summary of the reasons for the variances:

(i)	Disbursements related to Trade Payables were approximately $126.9 million during the Reporting Period, which was approximately $16.0 million greater than the ACI Forecast. Consistent with prior periods:

(a)	Capital Expenditures have been included in the actual amount for Trade Payables disbursements until such time as the ACI Group identifies and allocates the disbursements which are capital in nature;

(b)	The ACI Group regularly disburses amounts on behalf of other affiliated entities which are included in Trade Payables (as noted above, the ACI Group was reimbursed by affiliates for approximately $8.7 million of such amounts, detailed on the Intercompany A/P Settlements line, during the Reporting Period). The quantum of amounts disbursed on behalf of other entities is not known until such time as the Petitioners reconcile their intercompany accounts, which is done on a regular basis; and

(c)	Lower than forecast paper production has been offset by greater than forecast activities in the woodlands.

(ii)	As noted above, Capital Expenditures are not tracked on a weekly basis. The disbursements related to capital expenditures have been included in the Trade Payables disbursement line. Management has advised the Monitor that capital expenditures for the month of January, 2010 totalled approximately $3.3 million.

37.	The net disbursements related to intercompany collections are detailed in the chart below:

			$US 000
	Para.		Actual	Forecast	Variance	Variance %
A/R Collections - Affiliates	37	(i)	$28,146	$—	$28,146	N/A
Intercompany A/R Settlements	37	(ii)	(20,756)	—	(20,756)	N/A

			$7,390	$—	$7,390	N/A

(i)	A/R Collections – Affiliates totalled approximately $28.1 million during the Reporting Period. As part of its normal Cash Management System, the ACI Group regularly collects accounts receivable on behalf of other ABH Group entities. As it is not possible to forecast which customers will incorrectly pay the ACI Group on behalf of the other entities, collections on behalf of affiliates are not forecast by the Petitioners. The funds are paid on a regular basis by the ACI Group to the appropriate ABH Group entity, which payments are reflected in the Intercompany A/R Settlements line of the “Intercompany” section of the cash flow statement. As discussed in the next section, an amount of approximately $20.8 million was paid out to affiliates during the Reporting Period by the ACI Group to reimburse affiliates for collections made on their behalf by the ACI Group.

(ii)	The ACI Group does not forecast the disbursement of Intercompany A/R Settlements as it is not possible to predict which customers will pay the incorrect ABH Group entity for accounts receivable. The corresponding receipt of these amounts collected from affiliate customers is included in the A/R Collections – Affiliates line included in the “Intercompany” section of the cash flow statement.

38.	Disbursements related to “Other” items are summarized in the chart below:

			$US 000
	Para.		Actual	Forecast	Variance	Variance %
Marine Freight Payments	38	(i)	$(7,660)	$(6,000)	$(1,660)	(28%)
Utility Payments	38	(ii)	(34,460)	(23,610)	(10,850)	(46%)
Payroll & Benefits	38	(iii)	(41,349)	(44,619)	3,270	7%

			$(83,469)	$(74,229)	$(9,240)	(12%)

(i)	Marine Freight Payments totalled approximately $7.7 million during the Reporting Period. This compares to an amount of $6.0 million in the ACI Forecast. This negative variance is due to the fact that a greater than forecast proportion of total shipments required the use of marine freight.

(ii)	Utility Payments totalled approximately $34.5 million during the Reporting Period. This compares to an amount of approximately $23.6 million in the ACI Forecast. The ACI Forecast contemplated that only contractually agreed upon amounts (representing an estimate of consumption) would be paid to certain hydroelectricity suppliers. Upon reconciliation of total versus forecast use, it was determined that additional payments would be required. The ACI Group is currently negotiating new payment levels that are more consistent with current levels of electricity consumption.

(iii)	Total payments for Payroll & Benefits were approximately $41.3 million during the Reporting Period compared to an amount of approximately $44.6 million in the ACI Forecast. The reason for this variance is due to lower than forecast hourly payroll due to increased market downtime at the ACI Group’s paper mills.

Financing

39.	Details regarding the ACI Group’s financing activities are summarized in the following table:

			$US 000
Financing	Para.		Actual	Forecast	Variance	Variance %
Securitization Inflows / (Outflows)	40	(i)	$(6,080)	$(9,745)	$3,665	38%
Adequate Protection by DCorp to ACCC Term Lenders	40	(ii)	(2,968)	(2,969)	1	0%
Restructuring & Other Items	40	(iii)	(6,318)	(4,250)	(2,068)	(49%)
Foreign Exchange Translation	40	(iv)	(6,067)	—	(6,067)	N/A

			$(21,433)	$(16,964)	$(4,469)	(26%)

40.	The variance analysis with respect to the ACI Group’s financing activities has been compiled based on discussions with Management and the following represents a summary of the reasons for the variances:

(i)	Securitization Inflows/(Outflows) totalled an outflow of approximately $6.1 million compared to a projected outflow of approximately $9.7 million during the Reporting Period due to a lower than forecast accounts receivable balance offset by a better than forecast advance rate.

(ii)	Adequate Protection by DCorp to ACCC Term Lenders was consistent with the ACI Forecast.

(iii)	Payments for Restructuring & Other Items totalled approximately $6.3 million compared to a forecast of approximately $4.3 million. The difference is primarily due to the timing of invoice receipt from professional service firms.

(iv)	Amounts on the Foreign Exchange Translation line represent the difference between the actual exchange rate between Canadian and U.S. dollars at the time of conversion as compared to the forecast rate of CDN$1.00=US$0.90. During the Reporting Period the value of the Canadian dollar fluctuated between US$0.9316 and US$0.9597.

BCFPI

41.	The following table summarizes the receipts and disbursements of BCFPI for the Reporting Period, which is detailed in Appendix “F” of this Thirty-Seventh Report:

BCFPI

	US$000
	Actual	Forecast	Variance
Receipts	$52,892	$45,760	$7,132	16%
Disbursements
Net Trade Disbursements	(33,535)	(28,896)	(4,639)	(16%)
Intercompany	(427)	—	(427)	N/A
Other	(17,229)	(18,073)	844	5%

	(51,191)	(46,969)	(4,222)	(9%)
Financing
Interest	(1,115)	(1,829)	714	39%
Restructuring Costs	(1,923)	(1,172)	(751)	(64%)
Foreign Exchange Translation	(1,703)	—	(1,703)	N/A

	(4,741)	(3,001)	(1,740)	58%
Net Cash Flows	(3,040)	(4,210)	1,170	(28%)
Opening Cash	14,075	14,075	—	—

Ending Cash	$11,035	$9,865	$1,170	12%

42.	As detailed in the table above, BCFPI’s total receipts for the Reporting Period were approximately $7.1 million higher than the BCFPI Forecast. Disbursements were $4.2 million higher than the BCFPI Forecast and Financing cash flows were approximately $1.7 less than the BCFPI Forecast. BCFPI had cash on hand of approximately $11.0 million at February 28, 2010. Overall, the ending cash balance was approximately $1.2 million higher than the BCFPI Forecast.

Receipts

43.	A breakdown of the BCFPI receipts is summarized in the table below:

			US$000
Receipts	Para.		Actual	Forecast	Variance	Variance %
A/R Collections	44	(i)	$11,498	$44,698	$(33,200)	(74%)
Intercompany A/R Settlements	44	(i)	32,374	—	32,374	N/A

Total A/R Collections			43,872	44,698	(826)	(2%)
Advances from/(to) Bowater Inc.	44	(ii)	3,000	(5,000)	8,000	(160%)
Other Inflows	44	(iii)	6,020	6,062	(42)	(1%)

Total Receipts			$52,892	$45,760	$7,132	16%

44.	The variance analysis with respect to the receipts has been compiled based on discussions with Management and the following represents a summary of the reasons for the significant variances:

(i)	Total A/R Collections were approximately $43.9 million resulting in a negative variance of approximately $0.8 million. This variance is primarily due to the timing of collections from BCFPI’s customers.

Pursuant to BCFPI’s normal practice and the Cash Management System, sales which are made to customers domiciled in the United States are made through an affiliate, Bowater America Inc. (“BAI”). BAI, which is a subsidiary of BI, collects the accounts receivable from third party customers and then remits these funds through an Intercompany A/R Settlement to BCFPI. BCFPI continues to reconcile its intercompany trade receivables on a regular basis.

In addition to the above, BI collects substantially all accounts receivable related to BCFPI’s sale of pulp. Such amounts are reconciled and transferred from BI to BCFPI on a monthly basis. Transfers of pulp receipts through the end of January, 2010 have been paid to BCFPI during the Reporting Period.

(ii)	On a net basis, Advances from Bowater Inc. totalled $3.0 million during the Reporting Period. Repayments of $5.0 million were forecast in the BCFPI Forecast. The variance above is due to the fact that BCFPI has not been fully reimbursed for disbursements on behalf of Bowater Mersey, a joint venture partially owned by BI. Such reimbursements occur regularly as the Petitioners reconcile their intercompany accounts.

(iii)	Amounts received related to Other Inflows were approximately $6.0 million during the Reporting Period, which is consistent with the BCFPI forecast.

Disbursements

45.	Details regarding BCFPI’s disbursements related to Net Trade Disbursements are summarized in the following table:

			US$000
	Para.		Actual	Forecast	Variance	Variance %
Trade Payables	46	(i)	$(32,008)	$(32,896)	$888	3%
Intercompany A/P Settlements - Receipts	46	(ii)	12,046	6,000	6,046	101%
Intercompany A/P Settlements - Disbursements	46	(iii)	(2,308)	—	(2,308)	N/A
Capital Expenditures	46	(iv)	—	(2,000)	2,000	100%
Payments on Behalf of Affiliates	46	(v)	(11,265)	—	(11,265)	N/A

Net Trade Disbursements			$(33,535)	$(28,896)	$(4,639)	(16%)

46.	The variance analysis with respect to BCFPI’s disbursements has been compiled based on discussions with Management and the following represents a summary of the reasons provided for these variances:

(i)	Disbursements related to Trade Payables were approximately $0.9 million less than projected during the Reporting Period.

(ii)	Intercompany A/P Settlements - Receipts represents BCFPI being reimbursed for disbursements made on behalf of related entities. During the Reporting Period, BCFPI received approximately $12.0 million for disbursements made on behalf of Bowater Mersey.

(iii)	Intercompany A/P Settlements - Disbursements represent BCFPI reimbursing related entities for payments made on its behalf. During the Reporting Period, such payments totalled approximately $2.3 million and are primarily reimbursements to the ACI Group for freight costs.

(iv)	Capital Expenditures are not tracked on a weekly basis. As such, disbursements for this line item have been included in Trade Payables. The Monitor has been advised that capital expenditures for January, 2010 were approximately $0.9 million.

(v)	Payments on Behalf of Affiliates were $11.3 million during the Reporting Period. These payments primarily represent disbursements made by BCFPI on behalf of Mersey. Due to the integrated nature of the operations of the Petitioners and the Cash Management System, such payments occur on a regular basis. BCFPI does not typically forecast such payments, nor does it typically forecast the repayment of these items.

47.	Actual receipts and disbursements related to intercompany accounts receivable transactions are summarized in the table below:

			US$000			Variance %
	Para.		Actual	Forecast	Variance
A/R Collections - Affiliates	47	(i)	$5,139	$—	$5,139	N/A
Intercompany A/R Settlements	47	(ii)	(5,566)	—	(5,566)	N/A

			$(427)	$—	$(427)	N/A

(i)	Receipts related to A/R Collections – Affiliates totalled approximately $5.1 million during the Reporting Period. Such amounts are regularly collected by BCFPI as part of the operation of the Cash Management System.

(ii)	Payments for Intercompany A/R Settlements totalled approximately $5.6 million during the Reporting Period. Intercompany A/R Settlements represent payments made by BCFPI to reimburse related entities for accounts receivable incorrectly paid to BCFPI by ABH-affiliated customers.

48.	Disbursements for “Other” items are as follows and are summarized in the table below:

			US$000			Variance %
	Para.		Actual	Forecast	Variance
Freight	48	(i)	$(4,667)	$(4,632)	$(35)	(1%)
Intercompany SG&A Allocation	48	(ii)	—	(400)	400	100%
Payroll and Benefits	48	(iii)	(12,562)	$(13,041)	479	4%

			$(17,229)	$(18,073)	$844	5%

(i)	Disbursements for Freight totalled approximately $4.7 million during the Reporting Period. This compares to an amount of approximately $4.6 million in the BCFPI Forecast.

(ii)	Amounts related to the Intercompany SG&A Allocation were not settled during the Reporting Period. Such amounts are now forecast to be paid in March, 2010.

(iii)	During the Reporting Period, payments in respect of Payroll and Benefits totalled approximately $12.6 million. The BCFPI Forecast projected disbursements in the amount of $13.0 million.

Financing

49.	Details regarding financing are summarized in the following table:

	Para.	US$000			Variance %
Financing		Actual	Forecast	Variance
Interest	50	$(1,115)	$(1,829)	$714	39%
Restructuring Costs	51	(1,923)	(1,172)	(751)	(64%)
Foreign Exchange Translation	52	(1,703)	—	(1,703)	N/A

Cash Flow from Financing/Restructuring		$(4,741)	$(3,001)	$(1,740)	(58%)

50.	Disbursements related to Interest, which were forecast to be approximately $1.8 million, were approximately $1.1 million. This variance is primarily as a result of a forecast interest payment that was made in the week ended March 7, 2010 but was forecast to be made during the Reporting Period.

51.	Restructuring Costs were approximately $1.9 million compared to a forecast amount of approximately $1.2 million. This variance is primarily due to the timing of invoice receipt from various professional service firms.

52.	Amounts on the Foreign Exchange Translation line represent the difference between the actual exchange rate at the time of conversion between Canadian and U.S. dollars as compared to the forecast rate of CDN$1.00=US$0.90.

CURRENT LIQUIDITY POSITION AND THE 13-WEEK CASH FLOW FORECASTS

53.	Attached as Appendices “G” and “H”, respectively, are the updated 13-week cash flow forecasts of the ACI Group (including DCorp) and BCFPI through May 30, 2010.

54.	As at February 28, 2010, the ACI Group had cash on hand of approximately $224.7 million. In addition to this amount, the ACI Group also has the ULC DIP Facility Available Upon Notice ($45 million) and the ULC DIP Facility Available Upon Court Approval (a further $45 million) available as liquidity. The ACI Group also held $11.3 million representing the Recycling Proceeds and approximately $4.1 million representing the West Tacoma Proceeds.

55.	The ACI Group’s actual liquidity to February 28, 2010 and forecast total Immediately Available Liquidity for the 13 weeks ending May 30, 2010 is set forth in Appendix “G” and is summarized in the graph below.

56.	The ACI Group’s Immediately Available Liquidity at May 30, 2010, which is the end of the 13-week period in the forecast in Appendix “G”, is projected to be approximately $230.5 million.

57.	The projected Immediately Available Liquidity in the graph above excludes certain items including the ULC DIP Facility Available Upon Court Approval ($45 million), approximately $20.5 million forecast to be received from the sale of DCorp’s Lufkin facility (the “Lufkin Proceeds”), the West Tacoma Proceeds (approximately $4.1 million) and the Recycling Proceeds (approximately $11.3 million). Thus, the ACI Group’s Total Available Liquidity at May 30, 2010 is projected to be approximately $311.3 million.

58.	Actual results since the date of the issuance of the Initial Order and BCFPI’s forecast liquidity for the 13 weeks ended May 30, 2010, which includes the projected intercompany repayment to BI in the amount of $15.0 million, is set forth in Appendix “H” and is summarized in the graph below. The estimate of liquidity in the following graph assumes that a minimum cash balance of $10.0 million will be maintained and funds will be transferred from BI, as necessary, on that basis.

59.	On August 26, 2009 and September 1, 2009, this Honourable Court and the U.S. Bankruptcy Court, respectively, approved certain agreements between the ACI Group, BCFPI and Smurfit-Stone Container Canada Inc. (“Smurfit”) relating to the sale of certain timberlands by Smurfit, which will result in BCFPI receiving net proceeds in the amount of approximately $25.9 million (the “Smurfit Timberland Proceeds”). The Smurfit Timberland Proceeds were paid to the Monitor’s trust account in the week ended October 25, 2009 and are to be held in trust by the Monitor pending further order of this Honourable Court. For purposes of the forecast, the proceeds are reflected as being held in trust by the Monitor and are not used for operating purposes due to the uncertainty regarding the timing of the release of these funds.

60.	BCFPI’s liquidity as at May 30, 2010 is projected to be approximately $10.5 million, not including the Smurfit Timberland Proceeds.

61.	Management has informed the Monitor that BCFPI’s forecast cash requirements will be supported by BI through intercompany advances, if necessary.

All of which is respectfully submitted.

ERNST & YOUNG INC.

in its capacity as the Court-Appointed Monitor

of the Petitioners

Per:	/s/ Alex Morrison

Alex Morrison, CA, CIRP

Senior Vice President

John Barrett, CA, CIRP

Vice President

Todd Ambachtsheer, CA, CIRP

Vice President

APPENDIX “A”

ABITIBI PETITIONERS

1.	Abitibi-Consolidated Company of Canada

2.	Abitibi-Consolidated Inc.

3.	3224112 Nova Scotia Limited

4.	Marketing Donohue Inc.

5.	Abitibi-Consolidated Canadian Office Products Holding Inc.

6.	3834328 Canada Inc.

7.	6169678 Canada Inc.

8.	4042140 Canada Inc.

9.	Donohue Recycling Inc.

10.	1508756 Ontario Inc.

11.	3217925 Nova Scotia Company

12.	La Tuque Forest Products Inc.

13.	Abitibi-Consolidated Nova Scotia Incorporated

14.	Saguenay Forest Products Inc.

15.	Terra Nova Explorations Ltd.

16.	The Jonquière Pulp Company

17.	The International Bridge and Terminal Company

18.	Scramble Mining Ltd.

19.	9150-3383 Québec Inc.

20.	Abitibi-Consolidated (U.K.) Inc.

APPENDIX “B”

BOWATER PETITIONERS

1.	Bowater Canada Finance Corporation

2.	Bowater Canadian Limited

3.	Bowater Canadian Holdings. Inc.

4.	3231378 Nova Scotia Company

5.	AbitibiBowater Canada Inc.

6.	Bowater Canada Treasury Corporation

7.	Bowater Canadian Forest Products Inc.

8.	Bowater Shelburne Corporation

9.	Bowater LaHave Corporation

10.	St-Maurice River Drive Company Limited

11.	Bowater Treated Wood Inc.

12.	Canexel Hardboard Inc.

13.	9068-9050 Québec Inc.

14.	Alliance Forest Products Inc. (2001)

15.	Bowater Belledune Sawmill Inc.

16.	Bowater Maritimes Inc.

17.	Bowater Mitis Inc.

18.	Bowater Guérette Inc.

19.	Bowater Couturier Inc.

APPENDIX “C”

18.6 PETITIONERS

1.	AbitibiBowater US Holding 1 Corp.

2.	AbitibiBowater Inc.

3.	Bowater Ventures Inc.

4.	Bowater Incorporated

5.	Bowater Nuway Inc.

6.	Bowater Nuway Mid-States Inc.

7.	Catawba Property Holdings LLC

8.	Bowater Finance Company Inc.

9.	Bowater South American Holdings Incorporated

10.	Bowater America Inc.

11.	Lake Superior Forest Products Inc.

12.	Bowater Newsprint South LLC

13.	Bowater Newsprint South Operations LLC

14.	Bowater Finance II, LLC

15.	Bowater Alabama LLC

16.	Coosa Pines Golf Club Holdings, LLC

APPENDIX “D”

PARTNERSHIPS

1.	Bowater Canada Finance Limited Partnership

2.	Bowater Pulp and Paper Canada Holdings Limited Partnership

3.	Abitibi-Consolidated Finance LP

APPENDIX “E”

ACI GROUP ACTUAL RECEIPTS AND DISBURSEMENTS

Abitibi-Consolidated Inc. and its Subsidiaries (the “ACI Group”)

Actual to Forecast Comparison

4 Weeks Ended February 28, 2010

US$000

	Actual
Week Ended	7-Feb-10	14-Feb-10	21-Feb-10	28-Feb-10	Total
Opening Cash	247,774	241,775	223,197	211,278	247,774
Receipts
A/R Collections	35,644	37,366	30,368	48,179	151,557
Intercompany A/R Settlement	5,359	5,053	5,724	3,159	19,295
Joint Venture Remittances, Net	—	(16,720)	—	(2,329)	(19,049)
Collections on Behalf of Joint Ventures	—	11	352	2,613	2,976

Net A/R Collections	41,003	25,710	36,444	51,622	154,779
Other Inflows	5,288	12,022	3,317	17,213	37,840

Total Receipts	46,291	37,732	39,761	68,835	192,619
Disbursements
Trade Payables	(27,214)	(36,730)	(30,884)	(32,032)	(126,860)
Intercompany A/P Settlement - Receipts	287	250	2,463	5,709	8,709
Intercompany A/P Settlements - Disbursements	—	—	—	—	—
Capital Expenditures	—	—	—	—	—

Net A/P Variance	(26,927)	(36,480)	(28,421)	(26,323)	(118,151)
A/R Collections - Affiliates	7,780	4,966	9,197	6,203	28,146
Intercompany A/R Settlements	(7,633)	(4,798)	(5,382)	(2,943)	(20,756)

	147	168	3,815	3,260	7,390
Marine Freight Payments	(2,942)	(711)	(2,123)	(1,884)	(7,660)
Utility Payments	(4,559)	(6,317)	(16,480)	(7,104)	(34,460)
Payroll & Benefits	(8,814)	(8,832)	(6,575)	(17,128)	(41,349)

Net Other Disbursements	(16,315)	(15,860)	(25,178)	(26,116)	(83,469)
Total Disbursements	(43,095)	(52,172)	(49,784)	(49,179)	(194,230)
Financing
Securitization Inflows / (Outflows)	(5,372)	—	—	(708)	(6,080)
Adequate Protection by DCorp to ACCC Term Lenders	—	—	—	(2,968)	(2,968)
Restructuring & Other Items	(3,105)	(2,509)	(174)	(530)	(6,318)
Foreign Exchange Translation	(718)	(1,629)	(1,722)	(1,998)	(6,067)

	(9,195)	(4,138)	(1,896)	(6,204)	(21,433)
Cash Flow From Operations	(5,999)	(18,578)	(11,919)	13,452	(23,044)
Opening Cash Balance	247,774	241,775	223,197	211,278	247,774
Cash Flow From Operations	(5,999)	(18,578)	(11,919)	13,452	(23,044)

Ending Cash Balance	241,775	223,197	211,278	224,730	224,730

Note: The above totals are subject to rounding adjustments

Abitibi-Consolidated Inc. and its Subsidiaries (the “ACI Group”)

Actual to Forecast Comparison

4 Weeks Ended February 28, 2010

US$000

	Forecast
Week Ended	7-Feb-10	14-Feb-10	21-Feb-10	28-Feb-10	Total
Opening Cash	247,774	252,300	236,005	214,287	247,774
Receipts
A/R Collections	38,642	34,526	32,970	36,535	142,673
Intercompany A/R Settlement	—	—	—	—	—
Joint Venture Remittances, Net	—	—	(18,157)	(2,925)	(21,082)
Collections on Behalf of Joint Ventures	4,980	4,980	4,980	4,980	19,920

Net A/R Collections	43,622	39,506	19,793	38,590	141,511
Other Inflows	2,825	2,825	2,750	4,750	13,150

Total Receipts	46,447	42,331	22,543	43,340	154,661
Disbursements
Trade Payables	(27,239)	(29,129)	(27,239)	(27,239)	(110,846)
Intercompany A/P Settlement - Receipts	—	—	—	—	—
Intercompany A/P Settlements - Disbursements	—	—	—	—	—
Capital Expenditures	(813)	(813)	(813)	(813)	(3,252)

Net A/P Variance	(28,052)	(29,942)	(28,052)	(28,052)	(114,098)
A/R Collections - Affiliates	—	—	—	—	—
Intercompany A/R Settlements	—	—	—	—	—

	—	—	—	—	—
Marine Freight Payments	(1,500)	(1,500)	(1,500)	(1,500)	(6,000)
Utility Payments	—	(7,870)	(7,870)	(7,870)	(23,610)
Payroll & Benefits	(7,288)	(11,305)	(7,638)	(18,388)	(44,619)

Net Other Disbursements	(8,788)	(20,675)	(17,008)	(27,758)	(74,229)
Total Disbursements	(36,840)	(50,617)	(45,060)	(55,810)	(188,327)
Financing
Securitization Inflows / (Outflows)	(4,081)	(7,009)	1,799	(454)	(9,745)
Adequate Protection by DCorp to ACCC Term Lenders	—	—	—	(2,969)	(2,969)
Restructuring & Other Items	(1,000)	(1,000)	(1,000)	(1,250)	(4,250)
Foreign Exchange Translation	—	—	—	—	—

	(5,081)	(8,009)	799	(4,673)	(16,964)
Cash Flow From Operations	4,526	(16,295)	(21,718)	(17,143)	(50,630)
Opening Cash Balance	247,774	252,300	236,005	214,287	247,774
Cash Flow From Operations	4,526	(16,295)	(21,718)	(17,143)	(50,630)

Ending Cash Balance	252,300	236,005	214,287	197,144	197,144

Note: The above totals are subject to rounding adjustments

Abitibi-Consolidated Inc. and its Subsidiaries (the “ACI Group”)

Actual to Forecast Comparison

4 Weeks Ended February 28, 2010

US$000

	Variance
Week Ended	7-Feb-10	14-Feb-10	21-Feb-10	28-Feb-10	Total
Opening Cash	—	(10,525)	(12,808)	(3,009)	—
Receipts
A/R Collections	(2,998)	2,840	(2,602)	11,644	8,884
Intercompany A/R Settlement	5,359	5,053	5,724	3,159	19,295
Joint Venture Remittances, Net	—	(16,720)	18,157	596	2,033
Collections on Behalf of Joint Ventures	(4,980)	(4,969)	(4,628)	(2,367)	(16,944)

Net A/R Collections	(2,619)	(13,796)	16,651	13,032	13,268
Other Inflows	2,463	9,197	567	12,463	24,690

Total Receipts	(156)	(4,599)	17,218	25,495	37,958
Disbursements
Trade Payables	25	(7,601)	(3,645)	(4,793)	(16,014)
Intercompany A/P Settlement - Receipts	287	250	2,463	5,709	8,709
Intercompany A/P Settlements - Disbursements	—	—	—	—	—
Capital Expenditures	813	813	813	813	3,252

Net A/P Variance	1,125	(6,538)	(369)	1,729	(4,053)
A/R Collections - Affiliates	7,780	4,966	9,197	6,203	28,146
Intercompany A/R Settlements	(7,633)	(4,798)	(5,382)	(2,943)	(20,756)

	147	168	3,815	3,260	7,390
Marine Freight Payments	(1,442)	789	(623)	(384)	(1,660)
Utility Payments	(4,559)	1,553	(8,610)	766	(10,850)
Payroll & Benefits	(1,526)	2,473	1,063	1,260	3,270

Net Other Disbursements	(7,527)	4,815	(8,170)	1,642	(9,240)
Total Disbursements	(6,255)	(1,555)	(4,724)	6,631	(5,903)
Financing
Securitization Inflows / (Outflows)	(1,291)	7,009	(1,799)	(254)	3,665
Adequate Protection by DCorp to ACCC Term Lenders	—	—	—	1	1
Restructuring & Other Items	(2,105)	(1,509)	826	720	(2,068)
Foreign Exchange Translation	(718)	(1,629)	(1,722)	(1,998)	(6,067)

	(4,114)	3,871	(2,695)	(1,531)	(4,469)
Cash Flow From Operations	(10,525)	(2,283)	9,799	30,595	27,586
Opening Cash Balance	—	(10,525)	(12,808)	(3,009)	—
Cash Flow From Operations	(10,525)	(2,283)	9,799	30,595	27,586

Ending Cash Balance	(10,525)	(12,808)	(3,009)	27,586	27,586

Note: The above totals are subject to rounding adjustments

APPENDIX “F”

BCFPI ACTUAL RECEIPTS AND DISBURSEMENTS

Bowater Canadian Forest Products Inc. (“BCFPI”)

Actual to Forecast Comparison

4 Weeks Ended February 28, 2010

US$000

	Actual
Week Ended	7-Feb-10	14-Feb-10	21-Feb-10	28-Feb-10	Total
Opening Cash	14,075	9,343	10,666	9,359	14,075
Receipts
A/R Collections	1,919	3,693	2,215	3,671	11,498
Intercompany A/R Settlements	3,809	3,928	20,062	4,575	32,374

Total A/R Collections	5,728	7,621	22,277	8,246	43,872
Advances from Bowater Inc.	3,000	(2,000)	(6,000)	8,000	3,000
Other Inflows	569	839	860	3,752	6,020

Total Receipts	9,297	6,460	17,137	19,998	52,892
Disbursements
Trade Payables	(6,490)	(8,539)	(7,105)	(9,874)	(32,008)
Intercompany A/P Settlements - Receipts	—	9,189	—	2,857	12,046
Intercompany A/P Settlements - Disbursements	(9)	(81)	(2,003)	(215)	(2,308)
Capital Expenditures	—	—	—	—	—
Payments on Behalf of Affiliates	(1,771)	(2,444)	(4,338)	(2,712)	(11,265)

Net A/P	(8,270)	(1,875)	(13,446)	(9,944)	(33,535)
A/R Collections - Affiliates	1,580	1,163	1,071	1,325	5,139
Intercompany A/R Settlements	(899)	(1,113)	(1,547)	(2,007)	(5,566)

	681	50	(476)	(682)	(427)
Intercompany SG&A Allocation	—	—	—	—	—
Freight	(1,238)	(911)	(1,342)	(1,176)	(4,667)
Payroll and Benefits	(3,302)	(1,267)	(2,763)	(5,230)	(12,562)

Total Disbursements	(12,129)	(4,003)	(18,027)	(17,032)	(51,191)
Cash Flow From Operations	(2,832)	2,457	(890)	2,966	1,701
Financing
Interest	(703)	—	—	(412)	(1,115)
Restructuring Costs	(1,197)	(661)	—	(65)	(1,923)
Foreign Exchange Translation	—	(473)	(417)	(813)	(1,703)

Cash Flow from Financing/Restructuring	(1,900)	(1,134)	(417)	(1,290)	(4,741)
Net Cash Flows	(4,732)	1,323	(1,307)	1,676	(3,040)
Opening Cash Balance	14,075	9,343	10,666	9,359	14,075
Cash Flow From Operations	(4,732)	1,323	(1,307)	1,676	(3,040)

Ending Cash Balance	9,343	10,666	9,359	11,035	11,035

Note: The above totals are subject to rounding adjustments

Bowater Canadian Forest Products Inc. (“BCFPI”)

Actual to Forecast Comparison

4 Weeks Ended February 28, 2010

US$000

	Forecast
Week Ended	7-Feb-10	14-Feb-10	21-Feb-10	28-Feb-10	Total
Opening Cash	14,075	12,067	10,145	10,531	14,075
Receipts
A/R Collections	9,404	14,997	8,252	12,045	44,698
Intercompany A/R Settlements	—	—	—	—	—

Total A/R Collections	9,404	14,997	8,252	12,045	44,698
Advances from Bowater Inc.	3,000	(16,000)	6,000	2,000	(5,000)
Other Inflows	350	5,012	350	350	6,062

Total Receipts	12,754	4,009	14,602	14,395	45,760
Disbursements
Trade Payables	(8,224)	(8,224)	(8,224)	(8,224)	(32,896)
Intercompany A/P Settlements - Receipts	—	6,000	—	—	6,000
Intercompany A/P Settlements - Disbursements	—	—	—	—	—
Capital Expenditures	(500)	(500)	(500)	(500)	(2,000)
Payments on Behalf of Affiliates	—	—	—	—	—

Net A/P	(8,724)	(2,724)	(8,724)	(8,724)	(28,896)
A/R Collections - Affiliates	—	—	—	—	—
Intercompany A/R Settlements	—	—	—	—	—

	—	—	—	—	—
Intercompany SG&A Allocation	—	(400)	—	—	(400)
Freight	(1,158)	(1,158)	(1,158)	(1,158)	(4,632)
Payroll and Benefits	(3,884)	(1,356)	(4,041)	(3,760)	(13,041)

Total Disbursements	(13,766)	(5,638)	(13,923)	(13,642)	(46,969)
Cash Flow From Operations	(1,012)	(1,629)	679	753	(1,209)
Financing
Interest	(703)	—	—	(1,126)	(1,829)
Restructuring Costs	(293)	(293)	(293)	(293)	(1,172)
Foreign Exchange Translation	—	—	—	—	—

Cash Flow from Financing/Restructuring	(996)	(293)	(293)	(1,419)	(3,001)
Net Cash Flows	(2,008)	(1,922)	386	(666)	(4,210)
Opening Cash Balance	14,075	12,067	10,145	10,531	14,075
Cash Flow From Operations	(2,008)	(1,922)	386	(666)	(4,210)

Ending Cash Balance	12,067	10,145	10,531	9,865	9,865

Note: The above totals are subject to rounding adjustments

Bowater Canadian Forest Products Inc. (“BCFPI”)

Actual to Forecast Comparison

4 Weeks Ended February 28, 2010

US$000

	Variance
Week Ended	7-Feb-10	14-Feb-10	21-Feb-10	28-Feb-10	Total
Opening Cash	—	(2,724)	521	(1,172)	—
Receipts
A/R Collections	(7,485)	(11,304)	(6,037)	(8,374)	(33,200)
Intercompany A/R Settlements	3,809	3,928	20,062	4,575	32,374

Total A/R Collections	(3,676)	(7,376)	14,025	(3,799)	(826)
Advances from Bowater Inc.	—	14,000	(12,000)	6,000	8,000
Other Inflows	219	(4,173)	510	3,402	(42)

Total Receipts	(3,457)	2,451	2,535	5,603	7,132
Disbursements
Trade Payables	1,734	(315)	1,119	(1,650)	888
Intercompany A/P Settlements - Receipts	—	3,189	—	2,857	6,046
Intercompany A/P Settlements - Disbursements	(9)	(81)	(2,003)	(215)	(2,308)
Capital Expenditures	500	500	500	500	2,000
Payments on Behalf of Affiliates	(1,771)	(2,444)	(4,338)	(2,712)	(11,265)

Net A/P	454	849	(4,722)	(1,220)	(4,639)
A/R Collections - Affiliates	1,580	1,163	1,071	1,325	5,139
Intercompany A/R Settlements	(899)	(1,113)	(1,547)	(2,007)	(5,566)

	681	50	(476)	(682)	(427)
Intercompany SG&A Allocation	—	400	—	—	400
Freight	(80)	247	(184)	(18)	(35)
Payroll and Benefits	582	89	1,278	(1,470)	479

Total Disbursements	1,637	1,635	(4,104)	(3,390)	(4,222)
Cash Flow From Operations	(1,820)	4,086	(1,569)	2,213	2,910
Financing
Interest	—	—	—	714	714
Restructuring Costs	(904)	(368)	293	228	(751)
Foreign Exchange Translation	—	(473)	(417)	(813)	(1,703)

Cash Flow from Financing/Restructuring	(904)	(841)	(124)	129	(1,740)
Net Cash Flows	(2,724)	3,245	(1,693)	2,342	1,170
Opening Cash Balance	—	(2,724)	521	(1,172)	—
Cash Flow From Operations	(2,724)	3,245	(1,693)	2,342	1,170

Ending Cash Balance	(2,724)	521	(1,172)	1,170	1,170

Note: The above totals are subject to rounding adjustments

APPENDIX “G”

ACI GROUP CASH FLOW FORECAST

Abitibi Consolidated Inc. and its subsidiaries (the “ACI Group”)

Weekly Cash Flow Forecast

13 Weeks Ending May 30, 2010

US$000

Week ended	Notes	7-Mar-10	14-Mar-10	21-Mar-10	28-Mar-10	4-Apr-10	11-Apr-10	18-Apr-10	25-Apr-10	2-May-10	9-May-10	16-May-10	23-May-10	30-May-10	Total
Opening Cash	1	224,731	224,276	214,369	194,180	189,490	183,402	191,914	179,695	183,233	181,424	186,812	166,488	166,294	224,731
Receipts
Total A/R Collections	3	35,357	31,147	35,642	35,537	36,429	40,428	39,156	37,448	39,773	38,051	37,800	35,590	40,061	482,418
Collections on Behalf of Joint Ventures	4	3,978	3,978	3,978	3,978	4,391	4,700	4,700	4,700	4,620	4,419	4,419	4,419	4,419	56,700
Other Inflows	5	2,810	2,810	2,750	2,750	4,816	2,821	6,137	6,755	4,819	2,816	2,750	2,816	2,750	47,599

Total Receipts		42,144	37,934	42,370	42,264	45,636	47,949	49,994	48,903	49,212	45,287	44,969	42,826	47,230	586,717
Disbursements
Trade Payables	6	(23,637)	(25,527)	(23,637)	(23,637)	(23,791)	(21,906)	(21,906)	(21,906)	(22,091)	(22,555)	(22,555)	(22,555)	(22,555)	(298,256)
Capital Expenditures	7	(736)	(736)	(736)	(736)	(810)	(866)	(866)	(866)	(858)	(838)	(838)	(838)	(838)	(10,561)
Marine Freight Payments	8	(1,500)	(1,500)	(1,500)	(1,500)	(1,500)	(1,500)	(1,500)	(1,500)	(1,500)	(1,500)	(1,500)	(1,500)	(1,500)	(19,500)
Utility Payments	9	(7,320)	(7,320)	(10,549)	(7,320)	(6,034)	(7,320)	(7,320)	(10,319)	(7,177)	(7,320)	(7,320)	(10,440)	(7,320)	(103,080)
Payroll & Benefits	10	(6,821)	(10,954)	(7,171)	(9,821)	(15,052)	(6,846)	(11,276)	(6,846)	(14,964)	(6,686)	(11,203)	(6,686)	(13,853)	(128,181)
Joint Venture Remittances, Net	11	—	—	(17,965)	(2,940)	—	—	(17,545)	(2,929)	—	—	(20,078)	—	(2,933)	(64,391)
Restructuring & Other Items	12	(1,000)	(1,000)	(1,000)	(1,000)	(1,250)	(1,000)	(1,000)	(1,000)	(1,250)	(1,000)	(1,000)	(1,000)	(1,000)	(13,500)

Total Disbursements		(41,014)	(47,037)	(62,559)	(46,954)	(48,437)	(39,437)	(61,413)	(45,365)	(47,841)	(39,899)	(64,494)	(43,019)	(50,000)	(637,469)
Financing
Repayment / Interest Under Securitization Program	13	(1,585)	(803)	—	—	—	—	(800)	—	—	—	(799)	—	—	(3,987)
Adequate Protection and Fees by DCorp to ACCC Term Lenders	14	—	—	—	—	(3,287)	—	—	—	(3,181)	—	—	—	—	(6,468)

Total Financing		(1,585)	(803)	—	—	(3,287)	—	(800)	—	(3,181)	—	(799)	—	—	(10,455)
Total Change in Cash		(455)	(9,906)	(20,189)	(4,690)	(6,088)	8,511	(12,219)	3,538	(1,809)	5,388	(20,324)	(193)	(2,769)	(61,206)
Ending Cash Balance		224,276	214,369	194,180	189,490	183,402	191,914	179,695	183,233	181,424	186,812	166,488	166,294	163,525	163,525

Ending Cash Balance		224,276	214,369	194,180	189,490	183,402	191,914	179,695	183,233	181,424	186,812	166,488	166,294	163,525	163,525

ULC DIP Facility Available Upon Notice	15	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000
Availability Under Securitization Program	13	—	3,016	7,262	8,922	10,642	12,701	13,097	16,328	18,161	18,389	18,936	19,998	21,949	21,949

Immediately Available Liquidity		269,276	262,386	246,442	243,412	239,045	249,614	237,792	244,561	244,585	250,201	230,424	231,292	230,474	230,474
ULC DIP Facility Available Upon Court Approval	15	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000
West Tacoma Proceeds Held in Trust	16	4,051	4,051	4,051	4,051	4,051	4,051	4,051	4,051	4,051	4,051	4,051	4,051	4,051	4,051
Lufkin Proceeds Held in Trust	16	—	20,500	20,500	20,500	20,500	20,500	20,500	20,500	20,500	20,500	20,500	20,500	20,500	20,500
Recycling Proceeds Held in Trust	16	11,265	11,265	11,265	11,265	11,265	11,265	11,265	11,265	11,265	11,265	11,265	11,265	11,265	11,265

Total Available Liquidity	15, 16	329,592	343,202	327,258	324,228	319,861	330,430	318,608	325,377	325,401	331,017	311,240	312,108	311,290	311,290

Securitization Schedule	17
Availability Based on Receivable Pool Balance		119,706	122,722	126,967	128,627	130,348	132,406	132,803	136,033	137,867	138,095	138,642	139,703	141,655	141,655
Amount Drawn Under Facility		121,291	119,706	119,706	119,706	119,706	119,706	119,706	119,706	119,706	119,706	119,706	119,706	119,706	119,706

Available Liquidity Before Interest, Fees and Repayments		—	3,016	7,262	8,922	10,642	12,701	13,097	16,328	18,161	18,389	18,936	19,998	21,949	21,949
Interest, Fees and Repayments	18	(1,585)	(803)	—	—	—	—	(800)	—	—	—	(799)	—	—	(3,987)

Restricted ULC Reserve Deposit	19	47,070	47,070	47,070	47,070	47,070	47,070	47,070	47,070	47,070	47,070	47,070	47,070	47,070	47,070
West Tacoma Proceeds Held in Trust	16	4,051	4,051	4,051	4,051	4,051	4,051	4,051	4,051	4,051	4,051	4,051	4,051	4,051	4,051
Lufkin Proceeds Held in Trust	16	—	20,500	20,500	20,500	20,500	20,500	20,500	20,500	20,500	20,500	20,500	20,500	20,500	20,500
Recycling Proceeds Held in Trust	16	11,265	11,265	11,265	11,265	11,265	11,265	11,265	11,265	11,265	11,265	11,265	11,265	11,265	11,265

The above forecast uses an exchange rate of CDN$1.00=US$0.90.

Note: The above totals are subject to rounding adjustments in the underlying balances.

The information and analysis in this document have not been audited or reviewed and, accordingly, no assurances are provided thereon. In addition, because forecasts are dependent upon numerous assumptions regarding future events, actual results will be different than forecast, and such differences may be material.

Abitibi Consolidated Inc. and its subsidiaries (the

“ACI Group”)

Notes to Weekly Cash Flow Forecast

13 Weeks Ending May 30, 2010

US$000

1.	Opening Cash in the forecast includes cash on hand.

2.	The cash flow forecast includes mills owned by the ACI Group and its subsidiaries and includes the operations of the DCorp Group. This weekly cash flow forecast may differ from the ACI Monthly Forecast as the underlying assumptions are updated weekly and will vary with the ongoing operations of the ACI Group, whereas the ACI Monthly Forecast is based on longer-term assumptions used to forecast future monthly cash flow.

3.	Total A/R Collections represent amounts estimated to be collected from the ACI Group’s customers. The timing of collections is based on the ACI Group’s collection terms with its customers and the latest sales forecast.

4.	Collections on Behalf of Joint Ventures represent amounts estimated to be collected by the ACI Group on behalf of its joint venture partners. The ACI Group has agreements with its joint venture partners whereby the ACI Group collects the joint venture partners’ accounts receivable (for a fee) and remits these funds to the joint venture in accordance with their agreement.

5.	Other Inflows represent miscellaneous receipts including, but not limited to, such items as tax refunds, insurance proceeds or collection/management fees received from Joint Ventures, as estimated by the ACI Group.

6.	Trade Payables represent amounts estimated to be paid to suppliers for the purchase of the ACI Group’s raw materials, repairs and maintenance and other goods and services related to production. This line also includes amounts necessary to fund the DCorp Group’s recycling operations and a disbursement of $1.8 million in the week ending March 14, 2010 representing the settlement of intercompany SG&A incurred during Q2, 2009.

7.	Capital Expenditures represent amounts estimated to be paid pursuant to the ACI Group’s most recent capital expenditure budget.

8.	Marine Freight Payments represent amounts estimated to be paid to the ACI Group’s outbound marine freight suppliers.

9.	Utility Payments represent amounts estimated to be payable to the ACI Group’s utility suppliers.

10.	Payroll and Benefits represent estimated amounts for salaries, wages, benefits and current service pension costs.

11.	Joint Venture Remittances, Net represent the estimated payment of accounts receivable funds collected by the ACI Group on behalf of the respective joint venture, net of any collection/management fees.

12.	Restructuring and Other Items represent amounts estimated by the ACI Group for restructuring costs and other miscellaneous payments.

13.	Under the Amended Securitization Program, the ACI Group will not draw on the available capital unless such a draw is required for liquidity purposes. However, borrowing availability under the Amended Securitization Program is still immediately available as liquidity. The Repayment/Interest Under the Securitization Program represents the estimated repayment (including interest and/or fees) of funds. Availability Under the Securitization Program represents the amount of immediately available liquidity under the ACI Group’s Amended Securitization Program.

14.	Adequate Protection and fees by DCorp to ACCC Term Lenders represents an estimate of payments pursuant to the adequate protection order issued by the U.S. Bankruptcy Court.

15.	Immediately Available Liquidity is calculated as cash on hand, amounts available under the Amended Securitization Program and the portion of the ULC DIP Facility that is available upon notice ($45 million). Total Available Liquidity includes an additional $45 million of the ULC Reserve, which availability is subject to Court approval, as well as the Lufkin Proceeds Held in Trust, Recycling Proceeds Held in Trust and the West Tacoma Proceeds Held in Trust, available upon 10 days’ notice to the agent for the ACCC Term Lenders.

16.	The estimated net proceeds from the sale of the Lufkin mill, the recycling assets, and the West Tacoma mill are approximately $20.5 million, $11.3 million and $4.1 million, respectively. These proceeds will be held in escrow or a designated account and are only available upon 10 days’ notice to the agent for the ACCC Term Lenders.

17.	The Securitization Summary represents the ACI Group’s estimated calculation of amounts owing or available under the Amended Securitization Program based on the eligible accounts receivable (net of any fees, interest or allowances).

18.	The Interest, Fees and Repayments represent interest and fees related to the Amended Securitization Program, as well as repayments of funds.

19.	Of the $254.1 million paid to the ULC Reserve, the Company drew $117 million as of the date of closing of the MPCo sale and has $45 million immediately available for liquidity purposes, with an additional $45 million availability subject to Court approval. The remaining $47.1 million of the ULC Reserve will be held in cash, but will not be made available to the Company.

APPENDIX “H”

BCFPI CASH FLOW FORECAST

Bowater Canadian Forest Products Inc.

Chapter 11/CCAA Cash Flow

13 Week Period Ending May 30, 2010

US$000s

Week Ended		7-Mar-10	14-Mar-10	21-Mar-10	28-Mar-10	4-Apr-10	11-Apr-10	18-Apr-10	25-Apr-10	2-May-10	9-May-10	16-May-10	23-May-10	30-May-10	Total
Receipts	Notes
Trade Receipts	1, 2	5,805	18,330	11,397	13,111	12,629	19,923	9,609	10,658	13,246	10,517	19,885	10,290	10,819	166,220
Advances/(Repayments) from Bowater Inc.	3	8,000	(13,000)	2,000	(3,000)	3,000	(10,000)	5,000	—	3,000	(2,000)	(8,000)	(1,000)	1,000	(15,000)
Other Receipts	4	1,803	3,207	350	350	350	1,548	350	350	350	1,600	350	350	350	11,308

Total Receipts		15,608	8,537	13,747	10,461	15,979	11,471	14,959	11,008	16,596	10,117	12,235	9,640	12,169	162,528
Disbursements
Trade Payables	5	(7,620)	(7,620)	(7,620)	(7,620)	(7,918)	(8,142)	(8,142)	(8,142)	(7,766)	(6,826)	(6,826)	(6,826)	(6,826)	(97,890)
Intercompany SG&A Allocation	6	—	(400)	—	—	—	—	—	—	—	—	—	—	—	(400)
Freight	7	(1,134)	(1,134)	(1,134)	(1,134)	(1,186)	(1,225)	(1,225)	(1,225)	(1,157)	(989)	(989)	(989)	(989)	(14,511)
Payroll and Benefits	8	(3,521)	(1,226)	(3,993)	(1,196)	(5,337)	(1,247)	(4,067)	(1,079)	(5,997)	(1,051)	(3,965)	(996)	(2,647)	(36,322)
Capital Expenditures	9	(452)	(452)	(452)	(452)	(460)	(467)	(467)	(467)	(462)	(452)	(452)	(452)	(452)	(5,935)

Total Disbursements		(12,726)	(10,831)	(13,199)	(10,402)	(14,901)	(11,080)	(13,900)	(10,912)	(15,382)	(9,317)	(12,232)	(9,262)	(10,914)	(155,058)
Net Cash Flow From Operations		2,882	(2,294)	548	60	1,078	392	1,059	96	1,214	799	4	378	1,255	7,470
Financing and Restructuring
Interest	10	(677)	—	—	(337)	(831)	—	—	(374)	(810)	—	—	(362)	(831)	(4,222)
Restructuring Costs	11	(293)	(293)	(293)	(293)	(293)	(293)	(293)	(293)	(293)	(293)	(293)	(293)	(293)	(3,803)

Cash Flow From Financing/Restructuring		(970)	(293)	(293)	(630)	(1,124)	(293)	(293)	(666)	(1,103)	(293)	(293)	(654)	(1,124)	(8,024)
Net Cash Flow		1,912	(2,586)	255	(570)	(45)	99	766	(570)	111	507	(289)	(276)	131	(554)

Opening Bank Balance		11,036	12,948	10,362	10,617	10,047	10,002	10,101	10,867	10,297	10,408	10,915	10,627	10,350	11,036
Cash Flow		1,912	(2,586)	255	(570)	(45)	99	766	(570)	111	507	(289)	(276)	131	(554)

Closing Bank Balance	2	12,948	10,362	10,617	10,047	10,002	10,101	10,867	10,297	10,408	10,915	10,627	10,350	10,482	10,482

Settlement Proceeds Held in Trust by Monitor	12	25,868	25,868	25,868	25,868	25,868	25,868	25,868	25,868	25,868	25,868	25,868	25,868	25,868	25,868

Closing Bank Balance Including Settlement Proceeds		38,816	36,230	36,485	35,915	35,870	35,969	36,735	36,165	36,276	36,783	36,495	36,218	36,350	36,350

Current Revolving Credit Facility
Current Credit Facility Balance, Opening		94,576	94,576	94,576	94,576	94,576	94,576	94,576	94,576	94,576	94,576	94,576	94,576	94,576	94,576

Current Balance, Closing		94,576	94,576	94,576	94,576	94,576	94,576	94,576	94,576	94,576	94,576	94,576	94,576	94,576	94,576
Intercompany A/R Balance	13
Ending Balance		48,356	50,823	51,745	51,265	50,803	51,522	52,629	53,151	50,184	50,582	51,338	51,977	52,181	52,181
Cumulative Advances from Bowater Inc.
Opening Advance Balance		26,000	34,000	21,000	23,000	20,000	23,000	13,000	18,000	18,000	21,000	19,000	11,000	10,000	26,000
Advance / (Repayment)	3	8,000	(13,000)	2,000	(3,000)	3,000	(10,000)	5,000	—	3,000	(2,000)	(8,000)	(1,000)	1,000	(15,000)

Closing Advance Balance		34,000	21,000	23,000	20,000	23,000	13,000	18,000	18,000	21,000	19,000	11,000	10,000	11,000	11,000

The above forecast uses an exchange rate of CDN$1.00=US$0.90

Amounts in the above table are subject to rounding adjustments from the underlying balances

The information and analysis in this document have not been audited or reviewed and, accordingly, no assurances are provided thereon. In addition, because forecasts are dependent upon numerous assumptions regarding future events, actual results will be different than forecast, and such difference may be material.

Bowater Canadian Forest Products Inc. (“BCFPI”)

Notes to CCAA Cash Flow

13 Week Period Ending May 30, 2010

US$000s

1.	Trade Receipts are based on BCFPI’s estimate of collection terms and BCFPI’s latest sales forecast.

2.	The cash flows included in the forecast include only those BCFPI mills in Canada. No funding or dividends from foreign subsidiaries are included in the forecast.

3.	Advances/(Repayments) from Bowater Inc. represents amounts received pursuant to the BI/BCFPI DIP Facility to maintain sufficient liquidity.

4.	Other Receipts include sundry mill level deposits and sales tax refunds.

5.	Trade Payables represent payments for raw materials, repairs and maintenance, utilities and other production items.

6.	Intercompany SG&A Allocation represents expenses incurred by BCFPI’s parent company on behalf of BCFPI which are charged to BCFPI in the week ended March 14, 2010, pursuant to its normal process for the allocation of such costs.

7.	Freight represents disbursements in respect of costs to deliver product to customers.

8.	Payroll and Benefits represent amounts paid to employees for salaries and wages (including the related withholdings), pension payments and other benefits due under employee benefit programs. The forecast assumes that only those pension payments in respect of current service costs will be paid.

9.	Capital Expenditures are costs scheduled to be made in accordance with agreements with BCFPI’s various capital equipment suppliers and reflect requirements pursuant to BCFPI’s most recent capital expenditure budget.

10.	Interest represents interest costs for the company’s senior secured revolving facility, the existing secured term loan and the BI/BCFPI DIP facility. Interest on Advances from Bowater Inc. are accrued at the 1 month LIBOR rate plus 2%.

11.	Restructuring Costs represent costs related to the restructuring including transaction fees related to the new DIP facility.

12.	Settlement Proceeds Held in Trust represent funds received by BCFPI pursuant to an agreement it had with Smurfit-Stone Container Canada Inc. The amount held in trust by the Monitor does not form part of the Closing Bank Balance.

13.	The Intercompany A/R Balance represents pre-filing and post-filing sales to paper customers in the United States by BCFPI through Bowater America Inc. This amount is assumed not to be stayed and is collected by BCFPI from Bowater America Inc. in the normal course. This balance represents trade A/R only and does not represent any amounts funded from BI to BCFPI pursuant to the BI/BCFPI DIP Facility.